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                                                                    EXHIBIT 23.7

                         CONSENT OF FINANCIAL ADVISORS

We consent to the inclusion of our Fairness Opinion issued to Western Holdings Bancorp in this Joint Registration / Proxy Statement. We also consent to the reference to our firm under the caption "The Opinion of Financial Advisor to Western Holdings Bancorp."

/s/ Baxter Fentriss and Company
Baxter Fentriss and Company

Richmond, Virginia
May 9, 2000